UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2008, our Board of Directors appointed John D. Goodman as our Chief Executive Officer, Emilia Fabricant as our President and Chief Merchandising Officer and Frederick G. Silny as our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, each contingent and effective upon his or her commencement of employment. In addition, Mr. Goodman and Ms. Fabricant were appointed as directors, contingent and effective upon his or her commencement of employment. Mr. Silny commenced employment on November 10, 2008 and Mr. Goodman and Ms. Fabricant commenced employment on November 12, 2008. The press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

We entered into offer letters with Mr. Goodman, Ms. Fabricant and Mr. Silny that provide for annual base salaries of $900,000, $600,000 and $400,000, respectively, which may not be decreased, except for decreases in base salary consistent with decreases applicable to all of our executive officers that occur after fiscal year 2009. Mr. Goodman, Ms. Fabricant and Mr. Silny also received signing bonuses of $285,000, $210,000 and $160,000, respectively, which vest monthly during the 12 months following commencement of employment and are subject to repayment of any unvested portion if the executive officer is terminated for cause or terminates his or her employment without good reason. The offer letters also provide for the executive officers to participate in our Executive Officer Compensation Program for fiscal 2009 with respect to cash incentive bonuses, which currently provides for annual cash incentive bonus targets for Mr. Goodman, Ms. Fabricant and Mr. Silny as follows: 50%, 100% and 150%; 50%, 75% and 100%; and 35%, 60% and 100%, respectively (as a minimum, midpoint and maximum percentage of annual base salary). Each executive officer will also be reimbursed for moving-related expenses (and eligible to receive an additional tax gross-up payment to the extent such reimbursement is taxable), subject to a $100,000 limitation in the case of Mr. Silny. If any of the executive officers’ employment is terminated without cause, or the executive officer terminates employment for good reason, the executive officer is entitled to (i) 24 months (12 months in the case of Mr. Silny) of continued payment of his or her annual base salary in effect at the time of termination, (ii) a pro-rated bonus for the fiscal year in which the termination occurs equal to the bonus that would have been paid had the executive officer remained employed through the time such bonus is paid out, multiplied by a fraction equal to the number of days elapsed since the commencement of the applicable fiscal year (as of the date of termination) divided by 360, and all the earned, but unpaid bonuses with respect to the fiscal years preceding the fiscal year of termination, (iii) an extension of the post termination exercise period for vested stock options to six months and (iv) the provision of continued health insurance benefits for 24 months (12 months in the case of Mr. Silny) post termination, in each case provided certain conditions are met and subject to reduction due to interim earnings during the severance period or cessation in the event of obtaining new employment of equal or higher compensation prior to the end of the severance period.

On November 12, 2008, Mr. Goodman received a non-qualified stock option to purchase 200,000 shares of our common stock and restricted stock units covering 91,000 shares of our common stock. The exercise price per share of the stock option is $8.15 (the NASDAQ closing price of our common stock on November 12, 2008). The shares subject to the stock option and restricted stock units vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant. In addition, within 60 days of the date of commencement of his employment, Mr. Goodman will receive performance share units covering 53,500 shares of our common stock. Contingent on the satisfaction of performance goals established by our Compensation Committee and developed with Mr. Goodman’s input, and with a performance period of our 2009 fiscal year, the shares subject to the performance share units will vest in equal yearly installments over a four-year period following the date of commencement of Mr. Goodman’s employment.

Also on November 12, 2008, Ms. Fabricant received an incentive stock option to purchase 128,500 shares of our common stock and restricted stock units covering 46,000 shares of our common stock. The exercise price per share of the stock option is $8.15 (the NASDAQ closing price of our common stock on November 12, 2008). The shares subject to the stock option and restricted stock units vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant.

On November 10, 2008, Mr. Silny received a non-qualified stock option to purchase 173,500 shares of our common stock at an exercise price per share of $6.45 (the NASDAQ closing price of our common stock on November 10, 2008). The shares subject to the stock option vest in equal yearly installments over a three-year period following the date of grant and the stock option expires 10 years from the date of grant.

The shares subject to the awards granted, or to be granted, to Mr. Goodman, Ms. Fabricant and Mr. Silny will immediately vest and become fully exercisable upon a change of control, provided that, in the case of the performance share units to be granted to Mr. Goodman, the applicable performance goals have been met. Commencing in fiscal 2010, Mr. Goodman, Ms. Fabricant and Mr. Silny will be eligible to participate in our Executive Officer Compensation Program with respect to equity awards. Mr. Goodman’s, Ms. Fabricant’s and Mr. Silny’s offer letters are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Leonard H. Mogil ceased serving as our Interim Chief Financial Officer concurrent with Mr. Silny’s commencement of employment on November 10, 2008 and ceased serving as our Interim Chief Executive Officer concurrent with Mr. Goodman’s commencement of employment on November 12, 2008. Mr. Mogil remains a member of our Board of Directors.

In connection with the appointments of Mr. Goodman, Ms. Fabricant and Mr. Silny, our Board of Directors amended and restated our Executive Officer Compensation Program to reflect our current executive compensation. A copy of the Executive Officer Compensation Program is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter dated November 7, 2008 by and between Charlotte Russe Holding, Inc. and John D. Goodman.

10.2	Offer Letter dated November 11, 2008 by and between Charlotte Russe Holding, Inc. and Emilia Fabricant.

10.3	Amended and Restated Offer Letter dated November 7, 2008 by and between Charlotte Russe Holding, Inc. and Frederick G. Silny.

10.4	Charlotte Russe Holding, Inc. Executive Officer Compensation Program.

99.1	Press Release of Charlotte Russe Holding, Inc. dated November 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Jennifer C. Salopek
Jennifer C. Salopek Chairman of the Board

Date: November 13, 2008

INDEX TO EXHIBITS

10.1	Offer Letter dated November 7, 2008 by and between Charlotte Russe Holding, Inc. and John D. Goodman.

10.2	Offer Letter dated November 11, 2008 by and between Charlotte Russe Holding, Inc. and Emilia Fabricant.

10.3	Amended and Restated Offer Letter dated November 7, 2008 by and between Charlotte Russe Holding, Inc. and Frederick G. Silny.

10.4	Charlotte Russe Holding, Inc. Executive Officer Compensation Program.

99.1	Press Release of Charlotte Russe Holding, Inc. dated November 12, 2008.